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                                                                Exhibit (a)(4)

[ArvinMeritor Logo]

The Offer to Exchange Eligible Stock Options for Restricted Stock



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TIMING AND TENDER OFFER PROCESS

This packet contains a summary of all of your outstanding option grants. It also contains the Letter of Transmittal which has a section entitled "Election as to Eligible Options." This section shows the buy back values and the corresponding number of restricted shares that would be offered in exchange for each of the eligible option grants that can be tendered.

You have until June 29, 2001 to decide whether you want to tender any of your eligible stock option grants. Keep in mind that all options within an eligible grant must either be tendered or retained. To participate in this offer, complete the form on the page titled "Election as to Eligible Options" of the Letter of Transmittal to indicate which option grants you are tendering and complete, date and sign the signature page. This document must be received by ArvinMeritor by midnight, Eastern Time on June 29, 2001.

Once the tender offer expires at midnight on June 29, you cannot decide to tender any additional options.

                             What you need to do

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READ THE OFFER TO EXCHANGE AND THE             Carefully read these documents for the specific
LETTER OF TRANSMITTAL                          terms and conditions of the offer to exchange
                                               and other important information, including a list
                                               of detailed questions and answers.
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REVIEW YOUR STOCK OPTION/RESTRICTED            Review this document for a summary of all of your
SHARE EXCHANGE SUMMARY                         outstanding option grants - both those that are
                                               eligible and those that are ineligible for tender -
                                               and the corresponding number of restricted shares
                                               that would be offered in exchange for eligible
                                               option grants.

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IF YOU DECIDE TO ACCEPT THE OFFER:            [X]    Complete the "Election as to Eligible
                                                     Options" on page 6 of the Letter of
                                                     Transmittal, to indicate which of your
                                                     eligible option grants, if any, you want to
                                                     tender
                                              [X]    Sign, date and complete page 7 of the
                                                     Letter of Transmittal
                                              [X]    Keep one copy of the completed Letter
                                                     of Transmittal for your records
                                              [X]    Return one copy to ArvinMeritor at the
                                                     address or fax number shown on the first
                                                     page of the Letter of Transmittal

                                              ARVINMERITOR MUST RECEIVE THE LETTER OF
                                              TRANSMITTAL BY MIDNIGHT, ET ON JUNE 29, 2001.
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If you participate in the offer to exchange, you will receive a restricted stock agreement shortly after the expiration of the offer with instructions to sign this agreement and return it to ArvinMeritor within 30 days of receipt.



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